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EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

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ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

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July 9, 2021

370 Legacy, Inc. - Manager

8545 W. Warm Springs Road, Ste A4 #192

Las Vegas, NV 89113

Re: 370 Markets LLC d/b/a Rares Markets

Dear Sirs:

In connection with the Regulation A offering of the Series Grammy Membership Shares as set out in the Post-Qualification Offering Circular Amendment No. 1 amending the Offering Circular of 370 Markets, LLC d/b/a Rares Markets, dated March 8, 2021, as qualified on March 24, 2021, please accept this letter as my opinion under the laws of the state of Delaware as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Delaware, the Series Grammy Membership Shares offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Washington DC Office     1440 G Street NW     Washington DC 20005

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar

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